                                                                   Exhibit 4.1




                                  $500,000,000



                     AMENDED AND RESTATED CREDIT AGREEMENT


                                  dated as of


                               November 15, 1994


                                     among


                               ASHLAND COAL, INC.

                                      and

                            THE BANKS LISTED HEREIN

                                      and

                            BANK OF AMERICA ILLINOIS

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                         NATIONAL WESTMINSTER BANK PLC

                       THE FIRST NATIONAL BANK OF CHICAGO

                        PNC BANK, NATIONAL ASSOCIATION,

                                   as Agents


                                      and



                         NATIONAL WESTMINSTER BANK PLC,

                    as Coordinating and Administrative Agent

 ||                         TABLE OF CONTENTS(1)


                                                                            Page
                                                                            ----
                                   ARTICLE I
                                  DEFINITIONS

SECTION  1.01   Definitions............................................        1
         1.02   Accounting Terms and Determinations....................       14
         1.03   Types of Borrowings....................................       14

                                   ARTICLE II
                                  THE CREDITS

SECTION  2.01   Loan Commitments.......................................       15
         2.02   Notice of Syndicated Borrowings........................       15
         2.03   Money Market Borrowings................................       16
         2.04   Notice to Banks; Funding of Loans......................       19
         2.05   Notes..................................................       20
         2.06   Maturity of Loans......................................       21
         2.07   Interest Rates.........................................       21
         2.08   Fees...................................................       24
         2.09   Optional Termination or Reduction of Commitments.......       24
         2.10   Mandatory Termination of Commitments...................       25
         2.11   Optional Prepayments...................................       25
         2.12   General Provisions as to Payments......................       25
         2.13   Funding Losses.........................................       26
         2.14   Computation of Interest and Fees.......................       26

                                  ARTICLE III
                            CONDITIONS TO BORROWINGS

SECTION  3.01   All Borrowings.........................................       26
         3.02   First Borrowing........................................       27
         3.03   Return of Existing Notes...............................       28

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION  4.01   Corporate Existence and Power..........................       28
         4.02   Corporate and Governmental Authorization;
                  Contravention........................................       28
         4.03   Binding Effect.........................................       28
         4.04   Government Approval, Regulation, etc...................       29
         4.05   Financial Information..................................       29
         4.06   Litigation.............................................       29
         4.07   Compliance with ERISA..................................       29

- --------------------
(1)  The Table of Contents is not a part of this Agreement.

         4.08   Taxes..................................................       29
         4.09   Subsidiaries...........................................       30
         4.10   Full Disclosure........................................       30
         4.11   Lease Payments.........................................       30
         4.12   Environmental Matters..................................       30

                                   ARTICLE V
                                   COVENANTS

SECTION  5.01   Information............................................       31
         5.02   Payment of Obligations.................................       33
         5.03   Maintenance of Property; Insurance.....................       33
         5.04   Conduct of Business and Maintenance of Existence.......       33
         5.05   Compliance with Laws...................................       33
         5.06   Inspection of Property, Books and Records..............       34
         5.07   Debt Limitation........................................       34
         5.08   Minimum Consolidated Net Worth.........................       34
         5.09   Restricted Payments....................................       34
         5.10   Negative Pledge........................................       34
         5.11   Consolidations, Mergers and Sales of Assets............       36
         5.12   Use of Proceeds........................................       36
         5.13   Transactions with Affiliates...........................       36
         5.14   Subsidiary Debt........................................       37
         5.15   EBITDAR Ratio..........................................       37

                                   ARTICLE VI
                                    DEFAULTS

SECTION  6.01   Events of Default......................................       37
         6.02   Notice of Default......................................       39
         6.03   Limitation on Remedies.................................       39

                                  ARTICLE VII
                            THE ADMINISTRATIVE AGENT

SECTION  7.01   Appointment and Authorization..........................       40
         7.02   Administrative Agent and Affiliates....................       40
         7.03   Action by Administrative Agent or Agents...............       40
         7.04   Consultation with Experts..............................       40
         7.05   Liability of Administrative Agent or Agents............       40
         7.06   Indemnification........................................       41
         7.07   Credit Decision........................................       41
         7.08   Successor Administrative Agent.........................       41
         7.09   Administrative Agent's and Agents' Fees................       42


                                      (ii)

                                  ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

SECTION  8.01   Basis for Determining Interest Rate
                  Inadequate or Unfair.................................       42
         8.02   Illegality.............................................       43
         8.03   Increased Cost and Reduced Return......................       44
         8.04   Reference Rate Loans Substituted for
                  Affected Fixed Rate Loans............................       46
         8.05   Change in Ownership....................................       46

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION  9.01   Notices................................................       47
         9.02   No Waivers.............................................       47
         9.03   Expenses; Documentary Taxes; Indemnification...........       47
         9.04   Sharing of Set-Offs....................................       48
         9.05   Amendments and Waivers.................................       49
         9.06   Successors and Assigns.................................       49
         9.07   Confidentiality........................................       52
         9.08   Collateral.............................................       52
         9.09   New York Law and Forum.................................       52
         9.10   Counterparts; Integration; Effectiveness...............       53

Exhibits and Schedule

Exhibit A -  Reference Rate Note

Exhibit B -  CD Rate Note

Exhibit C -  Euro-Dollar Note

Exhibit D -  Money Market Note

Exhibit E -  Money Market Quote Request

Exhibit F -  Invitation for Money Market Quotes

Exhibit G -  Money Market Quote

Exhibits H(1) and H(2) - Opinions of Counsels for the Borrower

Exhibit I -  Opinion of Special Counsel for
             the Administrative Agent

Exhibit J -  Assignment Agreement

Schedule K - Disclosure Schedule||


                                     (iii)

                     AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 1994, (the "Agreement") among ASHLAND COAL, INC., a Delaware corporation (the "Borrower"); the BANKS listed on the signature pages hereof; BANK OF AMERICA ILLINOIS (formerly Continental Bank N.A.), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, NATIONAL WESTMINSTER BANK PLC, THE FIRST NATIONAL BANK OF CHICAGO AND PNC BANK, NATIONAL ASSOCIATION, as Agents; and NATIONAL WESTMINSTER BANK PLC, as Coordinating and Administrative Agent.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, certain of the Banks, Bank of America Illinois, as agent for those Banks, and National Westminster Bank PLC, as co-agent for those Banks, are parties to an Amended and Restated Credit Agreement dated as of April 1, 1992, as amended (the "Existing Credit Agreement"), pursuant to which such Banks made loans to the Borrower which are outstanding on the date hereof (the "Existing Loans") and which are evidenced by promissory notes executed by the Borrower in connection with the Existing Credit Agreement (the "Existing Notes");

         WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated as set forth herein;

         NOW, THEREFORE, to effectuate the foregoing the parties hereto agree that upon the effectiveness hereof, the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ADJUSTED CD RATE" is defined in Section 2.07(b).

         "ADJUSTED EURO-DOLLAR RATE" has the meaning set forth in Section
2.07(c).

         "ADMINISTRATIVE AGENT" means National Westminster Bank PLC in its capacity as coordinating and administrative agent for the Banks hereunder, and its successors in such capacity.

         "AFFILIATE" means (i) any Person (including, without limitation, any Principal Shareholder) that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary of the Borrower) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENTS" means Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, National Association, in their capacities as agents for the Banks hereunder, and their successors in such capacities.

         "ALTERNATE REFERENCE RATE" means, for any day, a fluctuating rate per annum (rounded upward to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the greater of (i) the Reference Rate in effect on such day plus the Applicable Margin for Reference Rate Loans, or (ii) the Federal Funds Rate in effect on such day plus 0.5% plus the Applicable Margin for Reference Rate Loans. For purposes of this Agreement, any change in the Alternate Reference Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate. If for any reason National Westminster Bank PLC shall have reasonably determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of National Westminster Bank PLC to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Reference Rate shall be the Reference Rate plus the Applicable Margin for Reference Rate Loans until the circumstances giving rise to such inability no longer exist.

         "APPLICABLE FACILITY FEE RATE" means:

         (a) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is less than 35%: 0.15%;

         (b) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is equal to or greater than 35% but less than 45%: 0.1875%;

         (c) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is equal to or greater than 45% but less than 50%: 0.225%;

                                      (2)

         (d) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is equal to or greater than 50% but less than 55%: 0.275%;

         (e) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is equal to or greater than 55%:
0.35%.

         For purposes of this definition, the amount of Consolidated Debt and Consolidated Net Worth shall be measured quarterly on each March 31, June 30, September 30 and December 31 based on the average daily Consolidated Debt during the quarter ending on such date and the Consolidated Net Worth on such date as reflected on the certificate required by Section 5.01(h). If during any quarterly period the ratio of Consolidated Debt to the sum of Consolidated Debt and Consolidated Net Worth shall increase to an amount equal to or exceeding a threshold which would result in the application of a higher Applicable Facility Fee Rate for the following quarter, the higher Applicable Facility Fee Rate shall apply retroactively to the first day of such following quarter. If during any quarterly period the ratio of Consolidated Debt to the sum of Consolidated Debt and Consolidated Net Worth shall decrease to an amount less than a threshold which would result in the application of a lower Applicable Facility Fee Rate for the following quarter, the lower Applicable Facility Fee Rate shall apply beginning after receipt by the Administrative Agent of the certificate required by Section 5.01(h).

         "APPLICABLE MARGIN" means:

         (a) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is less than 35%: (i) 0.0% for Reference Rate Loans; (ii) 0.350% for CD Rate Loans; and (iii) 0.225% for Euro-Dollar Loans;

         (b) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is equal to or greater than 35% but less than 45%: (i) 0.0% for Reference Rate Loans; (ii) 0.4% for CD Rate Loans; and (iii) 0.275% for Euro-Dollar Loans;

         (c) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is equal to or greater than 45% but less than 50%: (i) 0.0% for Reference Rate Loans; (ii) 0.45% for CD Rate Loans; and (iii) 0.325% for Euro-Dollar Loans;

         (d) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is equal to or greater than 50% but less than 55%: (i) 0.0% for Reference Rate Loans; (ii) 0.625% for CD Rate Loans; and (iii) 0.5% for Euro-Dollar Loans;

                                      (3)

         (e) when the ratio of (x) Consolidated Debt to (y) the sum of Consolidated Debt and Consolidated Net Worth is equal to or greater than 55%:
(i) 0.0% for Reference Rate Loans; (ii) 0.75% for CD Rate Loans; and (iii)
0.625 Euro-Dollar Loans.

         For purposes of this definition, the amount of Consolidated Debt and Consolidated Net Worth shall be measured quarterly on each March 31, June 30, September 30 and December 31 based on the average daily Consolidated Debt during the quarter ending on such date and the Consolidated Net Worth on such date as reflected on the certificate required by Section 5.01(h). If during any quarterly period the ratio of Consolidated Debt to the sum of Consolidated Debt and Consolidated Net Worth shall increase to an amount equal to or exceeding a threshold which would result in the application of a higher Applicable Margin for the following quarter, the higher Applicable Margin shall apply retroactively to the first day of such following quarter. If during any quarterly period the ratio of Consolidated Debt to the sum of Consolidated Debt and Consolidated Net Worth shall decrease to an amount less than a threshold which would result in the application of a lower Applicable Margin for the following quarter, the lower Applicable Margin shall apply beginning after receipt by the Administrative Agent of the certificate required by Section 5.01(h).

         "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "BANK" means each Bank listed on the signature pages hereof as having a Commitment, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "BORROWER" means Ashland Coal, Inc., a Delaware corporation, and its successors.

         "BORROWING" has the meaning set forth in Section 1.03.

         "CD RATE" is defined in Section 2.07(b).

         "CD RATE BORROWING" is defined in Section 1.03.

         "CD RATE LOAN" means a Loan to be made by a Bank pursuant to Section
2.01 as a CD Rate Loan in accordance with the applicable Notice of Syndicated Borrowing.

         "CD RATE NOTE" means a promissory note of the Borrower substantially in the form of Exhibit B hereto evidencing the obligation of the Borrower to repay the CD Rate Loans.

                                      (4)

         "CD REFERENCE RATE BANKS" means National Westminster Bank PLC, Bank of America Illinois and Morgan Guaranty Trust Company of New York. If any of the CD Reference Rate Banks shall be unable or shall fail for any reason to timely provide notice of a rate to the Administrative Agent for any reason, the CD Rate shall be determined on the basis of the rate of the other CD Reference Rate Bank(s).

         "CD RESERVE REQUIREMENT" is defined in Section 2.07(b).

         "CLOSING DATE" means the date upon which the conditions listed in
Section 3.02 hereof have been satisfied.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced pursuant to Section 2.09.

         "CONSOLIDATED ADJUSTED NET INCOME AVAILABLE FOR DISTRIBUTIONS" means net earnings after income taxes of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding:

                 1.  any gain or loss arising from the sale of capital assets;

                 2. any gain or loss arising from any write-up or write-down of assets;

                 3. earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

                 4. earnings of any Person, substantially all the assets of which have been acquired in any manner, realized by such Person prior to the date of such acquisition;

                 5. net earnings of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash or property distributions; and

                 6. any gain arising from the acquisition of any securities of the Borrower or any Subsidiary.

         "CONSOLIDATED DEBT" means at any date the consolidated Debt of the Borrower and its Subsidiaries, determined as of such date.

         "CONSOLIDATED EBITDAR" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, (a) the

                                      (5)
sum of (1) net income after income taxes for such period, (2) depletion, depreciation and amortization expense for such period, (3) interest expense net of interest income for such period, (4) Federal and state income taxes for such period, (5) extraordinary losses for such period, and (6) lease expense (excluding expense for Mineral Leases and surface leases) for such period, minus
(b) the sum of extraordinary gains for such period.

         "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Subsidiaries, determined as of such date.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DOMESTIC BUSINESS DAY" means any day other than a Saturday or Sunday on which banks are open for business in New York, New York and Chicago, Illinois.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "EBITDAR RATIO" means the average of the ratio of Consolidated EBITDAR to consolidated interest and lease expense (excluding expense for Mineral Leases and surface leases) of the Borrower and its Subsidiaries in each of the four consecutive fiscal quarterly periods ending as of the end of any fiscal quarter of the Borrower.

                                      (6)

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 9.10 and the obligation of any Bank to make Loans arises under Section 3.02.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Loan to be made by a Bank pursuant to
Section 2.01 as a Euro-Dollar Loan in accordance with the applicable notice of Syndicated Borrowing.

         "EURO-DOLLAR NOTE" means a promissory note of the Borrower substantially in the form of Exhibit C hereto evidencing the obligation of the Borrower to repay the Euro-Dollar Loans.

         "EURO-DOLLAR REFERENCE RATE BANKS" means National Westminster Bank PLC, Bank of America Illinois and Morgan Guaranty Trust Company of New York. If any of the Euro-Dollar Reference Rate Banks shall be unable or shall fail for any reason to timely provide notice of a rate to the Administrative Agent for any reason, the London Interbank Offered Rate shall be determined on the basis of the rate of the other Euro-Dollar Reference Rate Bank(s).

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(c).

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXISTING CREDIT AGREEMENT" has the meaning set forth in the first recital hereof.

         "EXISTING LOANS" has the meaning set forth in the first recital hereof.

         "EXISTING NOTES" has the meaning set forth in the first recital hereof.

                                      (7)

         "FEDERAL FUNDS RATE" means, for any day, an interest rate per annum equal to the average of all the quotations for such day on overnight Federal funds transactions received by National Westminster Bank PLC, from at least two Federal funds brokers of recognized standing selected by it. In case of a day which is not a Domestic Business Day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the next preceding Domestic Business Day.

         "FIXED RATE LOANS" means CD Rate Loans, Euro-Dollar Loans or Money Market Loans (excluding Money Market Loans bearing interest at the reference rate pursuant to Section 8.01) or any combination of the foregoing.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HEDGING OBLIGATION" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates, commodity prices or any other financial risk.

         "INTANGIBLE ASSETS" means:

                 (1) deferred assets, other than prepaid royalties, prepaid insurance and prepaid taxes;

                 (2) patents, copyrights, trademarks, trade names, franchises, good will, experimental expenses and other similar intangibles (excluding, however, any intangible assets included in the Borrower's consolidated balance sheet under the captions "Coal lands and mineral rights" as at the Closing Date, and "Coal supply agreements");

                 (3)      unamortized debt discount and expense; and

                                      (8)

                 (4) assets located, and notes and receivables, other than notes and trade receivables arising in the ordinary course of business, due from obligors domiciled, outside the United States of America, Puerto Rico or Canada.


         "INTEREST PERIOD" means:

                 (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three six or, provided the Euro-Dollar Reference Banks determine that deposits in dollars (in applicable amounts) are being offered on the relevant market, nine or twelve months thereafter, in each case as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month;

                          (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

                          (d) no Interest Period may end later than the Termination Date.

                 (2) with respect to each CD Rate Loan, the period commencing on the date of such Borrowing and ending 30, 60, 90, or 180 days or, provided the CD Reference Rate Banks determine that deposits in dollars (in the applicable amounts) are being offered in the relevant market, 270 or 360 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                                      (9)

                          (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

                          (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10 but does not end on such date, then
                 (i) the principal amount (if any) of each CD Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Rate Loan shall have an Interest Period determined as set forth above; and

                          (c) no Interest Period may end later than the Termination Date.

                 (3) with respect to each Reference Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                          (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Reference Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Reference Rate Loan shall have an Interest Period determined as set forth above.

                 (4) with respect to each Money Market Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days nor more than 183 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                          (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

                          (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

         "INVITATION FOR MONEY MARKET QUOTES" has the meaning set forth in
Section 2.03(c).

                                      (10)

         "LENDING OFFICE" means as to any Bank its Domestic Lending Office or its Euro-Dollar Lending Office or its Money Market Lending Office, as the context may require.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including without limitation any production payment, advance payment or similar arrangement with respect to minerals in place) whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a Reference Rate Loan or a CD Rate Loan or a Euro-Dollar Loan or a Money Market Loan as the context may require, and "Loans" means Reference Rate Loans or CD Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing, as the context may require.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(c).

         "MINERAL LEASES" means coal and mineral leases, subleases and assignments thereof, operating rights with respect thereto, and shall also include subleases and assignments of operating rights which the Borrower is obligated to pay under such mineral leases.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent.

         "MONEY MARKET LOAN" means a Loan to be made by a Bank pursuant to
Section 2.03.

         "MONEY MARKET NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit D hereto, evidencing the obligation of the Borrower to repay the Money Market Loans.

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "MONEY MARKET QUOTE REQUEST" has the meaning set forth in Section 2.03(b).

         "MONEY MARKET RATE" has the meaning set forth in Section
2.03(d)(ii)(3).

                                      (11)

         "MONEY MARKET RATE BORROWING" is defined in Section 1.03.

         "NOTE" means a Reference Rate Note, a CD Rate Note, a Euro-Dollar Note or a Money Market Note, as the context may require, and "Notes" means the Reference Rate Notes, the CD Rate Notes, the Euro-Dollar Notes or the Money Market Notes, or any combination of the foregoing, as the context may require.

         "NOTICE OF BORROWING" means a Notice of Syndicated Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

         "NOTICE OF MONEY MARKET BORROWING" has the meaning set forth in
Section 2.03(f).

         "NOTICE OF SYNDICATED BORROWING" has the meaning set forth in Section 2.02.

         "OPERATING LEASE" means any lease other than a Mineral Lease or surface lease, a capital lease or a lease under which the Borrower or a Subsidiary is lessor.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PRINCIPAL SHAREHOLDERS" means Ashland Oil, Inc., Saarbergwerke A.G. and Carboex International, Ltd., and any Subsidiary of any of the foregoing holding, directly or indirectly, any capital stock of the Borrower.

         "REFERENCE RATE" shall mean the rate of interest then most recently announced by National Westminster Bank PLC in New York City from time to time as its "prime rate" for calculating interest

                                      (12)
on certain loans (which may not be the lowest rate charged by National Westminster Bank PLC at that time); the "Reference Rate" hereunder to change simultaneously with any change in National Westminster Bank PLC's "prime rate".

         "REFERENCE RATE LOAN" means a Loan to be made by a Bank pursuant to
Section 2.01 as a Reference Rate Loan in accordance with the applicable Notice of Syndicated Borrowing or pursuant to Article VIII.

         "REFERENCE RATE NOTES" means promissory notes of the Borrower substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Reference Rate Loans.

         "REFUNDING BORROWING" means a Syndicated Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Syndicated Loans made by any Bank.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to and including the Termination Date.

         "SUBSIDIARY" means any corporation or other entity of which more than 50% of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (irrespective of whether or not at the time securities of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to another Person, by such other Person).

         "SYNDICATED BORROWING" shall have the meaning set forth in Section
1.03.

                                      (13)

         "SYNDICATED LOAN" means a Reference Rate Loan, a CD Rate Loan or a Euro Dollar Loan made by a Bank pursuant to Section 2.01.

         "TERMINATION DATE" means November 15, 1999.

         "TRANSFEREE" has the meaning set forth in Section 9.06(f).

         "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries delivered to the Banks; provided, however, that such interpretations, determinations and preparations in respect of postretirement benefits other than pensions shall be made (and materials prepared) in accordance with the generally accepted accounting principles in effect immediately prior to Borrower's adoption of Statement of Financial Accounting Standards No. 106.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either (a) by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or (b) by reference to the provisions of Article II under which participation therein is determined (e.g., a "Syndicated Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined in accordance therewith).

                                      (14)

                                   ARTICLE II

                                  THE CREDITS

         SECTION 2.01.  Loan Commitments.

         During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that the aggregate principal amount of Syndicated Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment, provided that in no event may the aggregate principal amount of Loans exceed the total Commitments of all the Banks. Each Syndicated Borrowing under this Section shall be in minimum principal amounts of $10,000,000, and integral multiples of $1,000,000 over such amount (except that any such Syndicated Borrowing may be in the aggregate amount of the unused Commitments). Each Syndicated Borrowing under this Section shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

         SECTION 2.02. Notice of Syndicated Borrowings. The Borrower shall give the Administrative Agent notice (a "Notice of Syndicated Borrowing") not later than 11:00 A.M. (New York time) on (x) the date of each Reference Rate Borrowing and (y) the second Domestic Business Day before each CD Rate Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                 (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Reference Rate Borrowing or a CD Rate Borrowing and a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                 (b)  the aggregate amount of such Borrowing,

                 (c) whether the Loans comprising such Borrowing are to be Reference Rate Loans, CD Rate Loans or Euro-Dollar Loans, and

                 (d) in the case of CD Rate Borrowing or a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03.  Money Market Borrowings.

                 (a) The Money Market Option. In addition to Syndicated Borrowings pursuant to Section 2.01, the Borrower may, as set

                                      (15)
         forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                 (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile a Money Market Quote Request substantially in the form of Exhibit E hereto so as to be received no later than 11:00 A.M. (New York time) on the Domestic Business Day next preceding the date of Borrowing proposed therein (or the third Euro-Dollar Business Day if a margin over London Interbank Offered Rate is requested), specifying:

                          (i) whether bids are to be made at an absolute rate or at a margin over the London Interbank Offered Rate for any particular Interest Period,

                          (ii) the proposed date of Borrowing, which shall be a Domestic Business Day,

                          (iii) the aggregate amount of such Borrowing, which shall be a minimum of $10,000,000, and integral multiples of $1,000,000 over such amount, and

                          (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                 The Borrower may request offers to make Money Market Loans for up to four Interest Periods in a single Money Market Quote Request. No Money Market Quote Request shall be given within four Domestic Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

                 (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by facsimile an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                 (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any

                                      (16)

         Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telephone, confirmed by facsimile, at its offices specified in or pursuant to Section 9.01 no later than 10:00 A.M. (New York time) on the proposed date of Borrowing; provided, that any Money Market Quote by National Westminster Bank PLC shall be delivered to the Administrative Agent by 9:45 A.M. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                          (ii)   Each Money Market Quote shall be in
                 substantially the form of Exhibit G hereto and shall in any case specify:

                                 (1)  the proposed date of Borrowing,

                                 (2) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or an integral multiple of $1,000,000 over such amount and (z) may not exceed the principal amount of Money Market Loans for which offers were requested, nor the total amount of Commitments,

                                 (3) the rate of interest per annum (rounded to the nearest 1/100th of 1%) (the "Money Market Rate") offered for each such Money Market Loan, and

                                 (4)  the identity of the quoting Bank.

                 A Money Market Quote may set forth up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                          (iii) Any Money Market Quote shall be disregarded that:

                                 (1)  is not substantially in the form of
                                 Exhibit G hereto or does not specify all of the information required by subsection (d)(ii);

                                      (17)

                                 (2)  contains qualifying, conditional or
                                 similar language;

                                 (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                                 (4)  arrives after the time set forth in
                                 subsection (d)(i).

                 (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent inconsistent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent inconsistent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Rates so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                 (f) Acceptance and Notice by Borrower. Not later than 10:15 A.M. (New York time) on the proposed date of Borrowing, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection
         (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                          (ii) the aggregate principal amount of each Money Market Borrowing must be $10,000,000 or an integral multiple of $1,000,000 over such amount,

                          (iii) acceptance of offers may only be made on the basis of ascending Money Market Rates,

                                      (18)

                          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement,

                          (v) The Borrower may not accept any offer for Money Market Loans for any Interest Period if such Interest Period includes the Termination Date but does not end on such date.

                 (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers, rounded to the nearest $1,000,000. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04.  Notice to Banks; Funding of Loans.

                 (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly on the date of receipt of such notice, notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                 (b) As soon as practicable, and in any event no later than 4:00 P.M. (New York time) on the date of Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York, to the Administrative Agent at its address specified in or pursuant to
         Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

                 (c) If any Bank makes a new Loan or the Borrower makes a Refunding Borrowing hereunder, if the new Loan is made on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only the amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided

                                      (19)
         in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12 as the case may be and, in the case of a Refunding Borrowing, the proceeds of such Borrowing shall be deemed to reduce the principal amount of outstanding Syndicated Loans and shall not be made available to the Administrative Agent.

                 (d) With respect to any Borrowing, the Administrative Agent may (but shall not be obligated to) assume that each Bank has made its share thereof available to the Administrative Agent on the date of that Borrowing and, in reliance on such assumption, the Administrative Agent may make available to the Borrower a corresponding amount. If such amount is made available by such Bank to the Administrative Agent after 4:00 P.M. (New York time) on the date of such Borrowing, such Bank shall pay to the Administrative Agent on demand interest on such amount at the Federal Funds Rate.

         SECTION 2.05.  Notes.

                 (a) The Reference Rate Loans of each Bank shall be evidenced by a single Reference Rate Note payable to the order of such Bank for the account of its Domestic Lending Office in an amount equal to the lesser of such Bank's Commitment or the aggregate unpaid principal amount of such Bank's Reference Rate Loans.

                 (b) The CD Rate Loans of each Bank shall be evidenced by a single CD Rate Note payable to the order of such Bank for the account of its Domestic Lending Office in an amount equal to the lesser of such Bank's Commitment or the aggregate unpaid principal amount of such Bank's CD Rate Loans.

                 (c) The Euro-Dollar Loans of each Bank shall be evidenced by a single Euro-Dollar Note payable to the order of such Bank for the account of its Euro-Dollar Lending Office in an amount equal to the lesser of such Bank's Commitment or the aggregate unpaid principal amount of such Bank's Euro-Dollar Loans.

                 (d) The Money Market Loans of each Bank shall be evidenced by a single Money Market Note payable to the order of such Bank for the account of its Money Market Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Money Market Loans.

                 (e) Upon receipt of each Bank's Notes pursuant to Section 3.02(a), the Administrative Agent shall mail such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date,

                                      (20)
         amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

         SECTION 2.06.  Maturity of Loans.   Each Loan included in any
Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing; provided, that, in the case of a Refunding Borrowing and in the absence of a Default, any Loan maturity that would otherwise occur hereunder shall be deemed not to have occurred and the Borrower will not be required to repay any of the principal amount thereof.

         SECTION 2.07.  Interest Rates.

                 (a) Each Reference Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Alternate Reference Rate. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Reference Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the otherwise applicable rate for such day.

                 (b) Each CD Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted CD Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any CD Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Alternative Reference Rate.

                         The "Adjusted CD Rate" applicable to any Interest
                 Period means a rate per annum equal to the sum of (x) the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable CD Rate by
                 (ii) 1.00 minus the CD Reserve Requirement and (y) the Assessment Rate.

                                      (21)

                         The "CD Rate" applicable to any Interest Period means
                 the rate of interest determined by the Administrative Agent to be the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the prevailing rates per annum bid at 10:00 a.m., New York time (or as soon thereafter as practicable), on the first day of such Interest Period by two or more certificate of deposit dealers of recognized standing located in New York for the purchase at face value from each CD Reference Rate Bank of its certificates of deposit in an amount approximately equal to the CD Rate Loan being made or maintained by each such CD Reference Rate Bank to which such Interest Period applies and having a maturity approximately equal to such Interest Period.

                          The "CD Reserve Requirement" means, relative to any
                 Interest Period for CD Rate Loans, a percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements), specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) and then applicable to the class of banks of which the Administrative Agent is a member, on deposits of the type used as a reference in determining the CD Rate and having a maturity approximately equal to such Interest Period. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the CD Reserve Requirement.

                          The "Assessment Rate" means, for any Interest Period
                 for CD Rate Loans, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) estimated by the Administrative Agent to be the then current annual assessment payable by banks similar to the CD Reference Rate Banks to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits at offices of the Administrative Agent in the United States.

                 (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a Rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted Euro-Dollar Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                                      (22)

                          The "Adjusted Euro-Dollar Rate" applicable to
                 any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                          The "London Interbank Offered Rate" applicable to any
                 Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to the Euro-Dollar Reference Rate Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan being made or maintained by each such Euro-Dollar Reference Rate Bank to which such Interest Period applies and having a maturity approximately equal to such Interest Period.

                          "Euro-Dollar Reserve Percentage" means for any day
                 that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System. The Adjusted Euro-Dollar Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                          Any overdue principal of and, to the extent permitted
                 by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Applicable Margin plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to National Westminster Bank PLC are offered to the Euro-Dollar Reference Rate Banks in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause

                                      (23)

                 (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Reference Rate Loans for such day).

                 (d) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Rate quoted by the Bank making such Loan in accordance with Section 2.04. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Reference Rate for such day.

                 (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks by facsimile, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.08.  Fees.

                 (a) Facility Fees. From the Effective Date until the Termination Date, the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their outstanding Commitments, facility fees for each calendar quarter or part thereof in arrears at the Applicable Facility Fee Rate per annum on the daily average amount of the Commitments without regard to usage for such calendar quarter or part thereof.

                 (b) Payments of Facility Fees. Accrued facility fees pursuant to Section 2.08(a) shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the Termination Date or, if earlier, the date of termination of the Commitments in their entirety.

         SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

                                      (24)

         SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date and all Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.11.  Optional Prepayments.

                 (a) The Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Reference Rate Borrowing (or any Money Market Borrowing bearing interest at the Reference Rate pursuant to Section 8.01) in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.
         Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                 (b) Subject to the provisions of Section 2.13, the Borrower may prepay in whole (but not in part) the principal amount of, together with accrued interest thereon to the date of prepayment, any Fixed Rate Loan (excluding Money Market Loans) prior to the maturity thereof.

                 (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.12. General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (New York time) on the date when due, in Federal or other funds immediately available in New York, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Reference Rate Loans, the CD Rate Loans, the Money Market Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                                      (25)

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related
Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest based on the Alternate Reference Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

         The obligation of any Bank to make a Loan or to permit a Refunding Borrowing on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         SECTION 3.01.  All Borrowings.  In the case of each Borrowing:

                 (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                 (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                 (c) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

                 (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representation and warranty set forth in
         Section 4.05(b) as to any material adverse change which has theretofore been disclosed in writing by the Borrower

                                      (26)
         to the Banks) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

         SECTION 3.02.  First Borrowing.  In the case of the first Borrowing:

                 (a) receipt by the Administrative Agent for the account of each Bank of a duly executed Reference Rate Note, CD Rate Note, Euro-Dollar Note and Money Market Note, each dated on or before the date of such Borrowing, complying with the provisions of Section 2.05;

                 (b) concurrently with the funding of the first Borrowing, receipt by the Administrative Agent for the account of each Bank party to the Existing Credit Agreement of funds from the Borrower repaying or paying any and all amounts outstanding as Existing Loans or otherwise under the Existing Credit Agreement;

                 (c) concurrently with the funding of the first Borrowing, receipt by the Administrative Agent of satisfactory documentary evidence cancelling the Commitments of the Banks (as defined in the Existing Credit Agreement) under or pursuant to the Existing Credit Agreement;

                 (d) receipt by the Administrative Agent of an opinion of counsel to the Borrower, substantially in the form of Exhibits H(1) and H(2) hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                 (e) receipt by the Administrative Agent of an opinion of Mayer, Brown & Platt, special counsel for the Administrative Agent, substantially in the form of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                 (f) receipt by the Administrative Agent of a certificate signed by the chief financial officer and either the president or any vice president of the Borrower, to the effect set forth in clauses (c) and (d) of Section 3.01;

                 (g) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto,

                                      (27)
         all in form and substance satisfactory to the Administrative Agent; and

                 (h) concurrently with the funding of the first Borrowing, receipt by the Administrative Agent of all fees required to be paid by Borrower hereunder;

The certificate and opinions referred to in clauses (d), (e), (f) and (g) above shall be dated no more than three Domestic Business Days before the date of the first Borrowing.

         SECTION 3.03. Return of Existing Notes. The Administrative Agent shall use its best efforts to secure from each bank party to the Existing Credit Agreement the delivery of the "Existing Notes of that bank marked "cancelled" or "paid", and the Administrative Agent shall deliver such Existing Notes to the Borrower as soon as possible after the Closing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that as of the Effective Date:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

                                      (28)

         SECTION 4.04. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement, the Notes or any other instrument or writing furnished in connection herewith to which it is a party.

         SECTION 4.05.  Financial Information.

                 (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, reported on by Ernst & Young, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 1994, and the related unaudited consolidated statements of income and cash flows for the 6 months then ended, as certified by the chief financial officer or the chief accounting officer of the Borrower, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal periods.

                 (b) Since December 31, 1993, there has been no material adverse change in the business, operations, prospects or condition, financial or otherwise, of the Borrower and its consolidated Subsidiaries, considered as a whole.

         SECTION 4.06. Litigation. Except as has been disclosed to the Banks in Item 3 of Schedule K hereto, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official the probable outcome of which could materially adversely affect the business, consolidated financial position, properties or operations of the Borrower and its Subsidiaries taken as a whole or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.07. Compliance with ERISA. Except as disclosed in Item 6 of Schedule K hereto, each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed

                                      (29)
through the taxable year ended December 31, 1990. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary except for tax assessments being contested in good faith in appropriate proceedings or directly with taxing authorities and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The names, jurisdictions of incorporation, ownership information and business descriptions of all of the Borrower's existing Subsidiaries are as set forth in
Item 2 of Schedule K hereto.

         SECTION 4.10. Full Disclosure. All information heretofore furnished by or on behalf of the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby (including without limitation the information set forth in Schedule K hereto) is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

         SECTION 4.11. Lease Payments. As of the date this Agreement becomes effective pursuant to Section 9.10, the aggregate amount of minimum lease payments that the Borrower and its Subsidiaries have incurred or assumed under Operating Leases does not exceed $50,000,000.

         SECTION 4.12. Environmental Matters. Except as disclosed in Item 7 of Schedule K hereto, neither the Borrower nor any Subsidiary is in violation of any environmental law of any Federal, state or local governmental authority or has incurred or reasonably expects to incur any liability to reimburse or to pay any penalty to any Federal, state or local governmental authority for the costs of any environmental clean-up, which violation or liability, if incurred, would have a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

                                      (30)

                                   ARTICLE V

                                   COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

                 (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing, and unaudited financial statements for each of the Borrower's operating Subsidiaries designated by the Administrative Agent and Required Banks specifically including Dal-Tex Coal Corporation, Coal-Mac, Inc., Hobet Mining, Inc., and Mingo Logan Coal Company;

                 (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year (deliveries of the Borrower's reports on Form 10-Q shall satisfy the preceding requirements of this subsection), and unaudited financial statements for each of the Borrower's operating Subsidiaries designated by the Administrative Agent and Required Banks specifically including Dal-Tex Coal Corporation, Coal-Mac, Inc., Hobet Mining, Inc., and Mingo Logan Coal Company, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in

                                      (31)
         reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to
         5.10 and 5.15, inclusive, on the date of such financial statements and
         (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (d) as soon as possible after the occurrence of each Default continuing on the date of such statement, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the information then available as to the action which the Borrower is taking or proposes to take with respect thereto;

                 (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (f) promptly upon the filing thereof, and to the extent not provided pursuant to clause (a) or (b) above, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

                 (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                 (h) as soon as available and in any event within 45 days after each March 31, June 30, September 30 and December 31, from and including September 30, 1994 through the Termination Date, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the information necessary to calculate the Applicable Margin and the Applicable Facility Fee Rate; and

                                      (32)

                 (i) from time to time such additional information regarding the financial position or business of the Borrower as the Administrative Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate book accruals for any of the same.

         SECTION 5.03. Maintenance of Property; Insurance. The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so would not have a material adverse effect on the operations of the Borrower and its Subsidiaries, considered as a whole, and except in the case of property no longer economically useful in the conduct of the Borrower's business; will maintain and will cause each Subsidiary to maintain with insurers of recognized responsibility, insurance on all their respective properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish, and will cause each Subsidiary to furnish, to any Bank, upon written request, a certificate as to the insurance carried. Subject to the foregoing, the Borrower may maintain, and may cause each Subsidiary to maintain, the insurance described in this Section under the blanket insurance policies of Ashland Oil, Inc. containing deductibles negotiated by Ashland Oil, Inc. in such blanket insurance policies.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause each Subsidiary, to the extent the Borrower reasonably deems necessary in the normal conduct of business, to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises material to the Borrower's business.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, noncompliance with which would materially adversely affect the business or credit of the Borrower or the Subsidiary (including, without limitation, ERISA and the rules and regulations thereunder and all applicable environmental regulations) except where the necessity of compliance therewith is

                                      (33)
contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, upon reasonable notice, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records. The Banks acknowledge that certain of the properties of the Borrower and its Subsidiaries where mining and related operations are carried on are inherently dangerous workplaces and any inspection of these properties shall be at the sole risk of the Bank or Banks conducting such inspection. Any such inspection shall be conditioned upon the execution by the persons making such inspection of a release to the foregoing effect. Should the Banks wish to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their respective officers (other than financial officers), employees and independent public accountants, the Administrative Agent shall contact the Borrower's chief financial officer who shall make such persons available for discussions with the Banks, which shall be held in the presence of an officer of the Borrower, if the Borrower so requests.

         SECTION 5.07. Debt Limitation. The ratio of (x) Consolidated Debt of the Borrower to (y) the sum of Consolidated Debt and Consolidated Net Worth will at no time be greater than 60%.

         SECTION 5.08. Minimum Consolidated Net Worth. Consolidated Net Worth will not at any time be less than $285,000,000.

         SECTION 5.09. Restricted Payments. Neither the Borrower nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto (i) the aggregate of all Restricted Payments declared or made subsequent to November 15, 1994 does not exceed the sum of (x) $49,000,000 plus
(y) 50% (or minus 50% in the case of a deficit) of Consolidated Adjusted Net Income Available for Distributions accumulated after January 1, 1994 and (ii) no Default shall have occurred and be continuing. Nothing in this Section shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section.

         SECTION 5.10. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset (including stock issued by any subsidiary and owned by the Borrower or any Subsidiary) now owned or hereafter acquired by it, except:

                                      (34)

                 (a) Liens existing on the date of this Agreement securing guaranty obligations relating to Dominion Terminal Associates in an aggregate principal amount not exceeding $24,000,000;

                 (b)  Liens securing ad valorem taxes not yet delinquent;

                 (c) Liens securing taxes, assessments or governmental charges or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is at the time being contested in good faith and by appropriate proceedings, and provided further that adequate book reserves have been established with respect thereto, and provided further that the owing company's title to, and its right to use, its property is not materially adversely affected thereby. In the case of any item of the foregoing description involving in excess of $1,000,000, the appropriateness of the proceedings shall be supported by an opinion of the counsel responsible for such proceedings and the adequacy of such reserves shall be supported by the opinion of the independent accountants of the contesting company;

                 (d) Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                 (e) Attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                 (f) Liens on property of a Subsidiary securing only obligations owing to the Borrower or another Subsidiary;

                 (g) Reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of the owing company's business;

                 (h) Any Lien existing on any property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Borrower

                                      (35)
         or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Borrower or such Subsidiary, or placed upon property (x) within 90 days of the date such property is placed in service if such property constitutes equipment or facilities, or (y) within 90 days of acquisition thereof by the Borrower or any Subsidiary in the case of all other property, to secure all or a portion of (or to secure indebtedness incurred to pay all or a portion of) the purchase price thereof, provided that any such Lien shall not encumber any other property of the Borrower or such Subsidiary;

                 (i) Any Lien renewing, extending or refunding any Lien permitted by clause (h) above, provided that the principal amount secured is not increased, the Lien is not extended to other property, and at the time of, and immediately after giving effect to, any such renewal, extension or refunding, the Borrower and its Subsidiaries would be permitted by the provisions of Section 5.07 to incur at least $1.00 of additional Consolidated Debt; and

                 (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed the greater of (i) 5% of Consolidated Net Worth and (ii) $20,000,000.

         SECTION 5.11. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may merge with another Person if (A) the corporation surviving such merger is organized under the laws of the United States of America or a state thereof and, if the Borrower is not the surviving corporation, the surviving corporation expressly assumes the obligations of the Borrower hereunder and under the Notes by an instrument satisfactory in form and substance to the Required Banks, such approval not to be unreasonably withheld, and (B) before and immediately after giving effect to such merger, no Default shall have occurred and be continuing.

         SECTION 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for the repayment of the Existing Notes and for its general corporate purposes, including without limitation, acquisitions. None of such proceeds will be used in violation of any applicable law or regulation, including, without limitation, Regulation U or any other margin regulation of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         SECTION 5.13. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any

                                      (36)
transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except as under
Section 5.11 or in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arms's length transaction with a Person not an Affiliate.

         SECTION 5.14. Subsidiary Debt. The Borrower will not permit any Subsidiary to incur or permit to exist, any Debt, except

         (i) Debt hereafter incurred in connection with the liens permitted by Section 5.10,

         (ii)    Debt of the Subsidiaries to each other or the Borrower,

         (iii) other Debt of the Subsidiaries not in excess of that listed and outstanding or available as of the date of this Agreement and listed in Item 4 of Schedule K hereto as being debt of the Borrower or of a Subsidiary.

         SECTION 5.15. EBITDAR RATIO. The EBITDAR Ratio will not at any time be less than 3 to 1.



                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) the Borrower shall fail to pay when due any principal of or interest on any Loan, any fees or any other amount payable hereunder;

                 (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07, 5.09,5.10, 5.11, 5.12, 5.13, 5.14
         or 5.15;

                 (c) the Borrower shall fail to observe or perform the covenant contained in Section 5.08 for 30 days after an officer of the Borrower obtains knowledge of such failure;

                 (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 30 days

                                      (37)
         after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

                 (e) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                 (f) the Borrower or any Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes) in an aggregate outstanding principal amount exceeding $10,000,000 when due or within any applicable grace period;

                 (g) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary in an aggregate principal amount exceeding $10,000,000 or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                 (h) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the Federal bankruptcy laws as now or hereafter in effect;

                 (j) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of

                                      (38)

         $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

                 (k) a final and unappealable judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

                 (l) the termination as a result of breach of Hedging Obligations of the Borrower or any Subsidiary which require as a consequence of such breach the payment by the Borrower or any Subsidiary of more than $10,000,000 in the aggregate;

then and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate all the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         SECTION 6.03. Limitation on Remedies. With respect to any breach or violation of any covenant contained in Sections 5.02

                                      (39)
through 5.15 inclusive, the Banks are limited to the remedies set forth in
Section 6.01.

                                  ARTICLE VII

                    THE ADMINISTRATIVE AGENT AND THE AGENTS

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Administrative Agent and Affiliates. National Westminster Bank PLC shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and National Westminster Bank PLC and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

         SECTION 7.03. Action by Administrative Agent or Agents. The obligations of the Administrative Agent or the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Agents shall be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Administrative Agent or Agents. None of the Administrative Agent, any of the Agents nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by any of them in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of any of their own gross negligence or willful misconduct. None of the Administrative Agent, any of the Agents nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the

                                      (40)

Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a Bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and each of the Agents (to the extent not reimbursed by the Borrower) against any cost, expense (including the Administrative Agent's counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent's or such Agent's gross negligence or willful misconduct) that the Administrative Agent or such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent or such Agent hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, Bank of America Illinois or, if so designated by Bank of America Illinois, Bank of America NT & SA shall automatically become successor Administrative Agent; provided, that if (i) the Borrower objects to Bank of America Illinois's (or, in case of such designation by Bank of America Illinois as referred to above, Bank of America NT & SA's) succession as Administrative Agent in a writing delivered to all of the Banks, or (ii) Bank of America Illinois (or, in case of such designation by Bank of America Illinois as referred to above, Bank of America NT & SA) declines its automatic succession in a writing delivered to all of the Banks, then the Required Banks shall appoint another Bank or commercial banking institution as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder; provided, however, that if any commercial banking institution is not a party to this Agreement, such commercial banking institution shall not become the Administrative Agent hereunder without the prior consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required

                                      (41)

Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

         SECTION 7.09. Administrative Agent's and Agents' Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent pursuant to a fee agreement letter dated October 18, 1994, from the Administrative Agent to the Borrower, as amended. Pursuant to that October 18, 1994 letter, on the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Agents an arrangement fee as specified in said letter.

                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If prior to 10:00 A.M. New York time on the first day of any Interest Period for any Fixed Rate Loan:

                 (a) deposits in dollars (in the applicable amounts) are not being offered to any of the CD Rate Reference Banks or the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

                 (b) in the case of a CD Rate Loan or Euro-Dollar Loan, as the case may be, the Required Banks advise the Administrative Agent that (i) the Adjusted CD Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Rate Loans for such Interest Period, or (ii) that the Adjusted Euro-Dollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period,

                                      (42)
         the Administrative Agent shall forthwith give notice thereof by 10:00 A.M. New York time to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Rate Loans, if such circumstances affect the ability to make CD Rate Loans, or Euro-Dollar Loans, if such circumstances affect the ability to make Euro-Dollar Loans, shall be suspended. Unless the Borrower notifies the Administrative Agent by 12:00 P.M. New York time on the date of any Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Loans are CD Rate Loans or Euro-Dollar Loans, as the case may be, such Loans shall instead be made as a Reference Rate Borrowing and (ii) if such Fixed Rate Loans are Money Market Loans, such Money Market Loans shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Alternate Reference Rate. The conditions to Borrowing set forth in Section 3.01(a) shall not apply to the Reference Rate Borrowing referred to in
         (i) or the Alternate Reference Rate Borrowing referred to in (ii).

         SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its CD Rate Loans or its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make CD Rate Loans, if such circumstances affect the ability to make CD Rate Loans, or Euro-Dollar Loans, if such circumstances affect the ability to make Euro- Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office or a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such affected CD Rate Loan or Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such affected CD Rate Loan or Euro-Dollar Loan, the Borrower shall borrow a Reference Rate Loan in an equal principal amount from such Bank (on which

                                      (43)
interest and principal shall be payable contemporaneously with the related CD Rate Loans or Euro-Dollar Loans of the other Banks), and such Bank shall make such a Reference Rate Loan. In such event, the conditions to Borrowing set forth in Section 3.01(a) shall not apply to such Reference Rate Loan.

         SECTION 8.03.  Increased Cost and Reduced Return.

                 (a) If on or after (x) the date hereof, in the case of any Syndicated Loan or any obligation to make Syndicated Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the Rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any CD Rate Loan any such requirement included in an applicable CD Reserve Requirement or with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

         and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining

                                      (44)
         any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                 (b) If any Bank shall have determined that the application or adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's (or the holding company thereof) capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy in effect prior to such application, adoption or change) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction provided, however, that to the extent any reduction in the rate of return on such Bank's capital results both from its obligations hereunder and from developments in its business or financial position not related to this Agreement, such Bank shall, in determining the amount necessary to compensate it under this paragraph, attempt in good faith to take account of the relative contributions of such obligations hereunder and such other developments or change in its financial position to such reduction.

                 (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If any Bank requests compensation under this Section 8.03, the Borrower may, by notice to such Bank and the Administrative Agent, require that: (x) such Bank furnish to the Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount

                                      (45)
         thereof; or (y) the Loans of the type with respect to which such compensation is requested be either prepaid or converted into Loans of another type in accordance with Section 8.04. Notwithstanding the foregoing, no Bank shall be entitled to request compensation under this
         Section 8.03 with respect to any Money Market Loan if the regulatory change giving rise to such request shall, or in good faith should, have been taken into account in formulating the Money Market Quote pursuant to which such Money Market Loan shall have been made. The statement of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Reference Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make CD Rate Loans or Euro-Dollar Loans, as the case may be, has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                 (a) all Loans which would otherwise be made by such Bank as CD Rate Loans, if the ability to make CD Loans is affected, or all Loans which would otherwise be made by such Bank as Euro-Dollar Loans, if the ability to make Euro-Dollar Loans is affected, shall be made instead as Reference Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                 (b) after each of its CD Rate Loans or its Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Loans shall be applied to repay its Reference Rate Loans instead.

         SECTION 8.05. Change in Ownership. If, after the date hereof, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than a Principal Shareholder, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of shares of capital stock of the Borrower having 30% or more of the combined ordinary voting power of all capital stock in the election of directors of the Borrower, then upon 90 days' written notice to the Borrower by the Required Banks, the Commitments shall be reduced (i) on the 90th day after the giving of such notice, to an amount equal to the aggregate principal amount of the outstanding Loans and (ii) on the date of the maturity of each









                                      (46)
outstanding Loan on or after such 90th day, by an amount equal to the aggregate principal amount of Loans maturing, so that on the last maturity date, all the Commitments will have terminated in their entirety.

                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile, telex, or similar writing) and shall be given to such party at its address or facsimile or telex number set forth on the signature pages hereof or such other address or facsimile or telex number as such party may hereafter specify in writing for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile or telex, when such facsimile or telex is transmitted to the facsimile or telex number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent, any Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03.  Expenses; Documentary Taxes; Indemnification.

                 (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of Mayer, Brown & Platt, special counsel for the Administrative Agent, in connection with the preparation of this Agreement whether or not any Loans are made, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Agent or any Bank, including reasonable fees and disbursements of counsel (including, but only in the case of actual collection and other enforcement proceedings, counsel who may be employees of the Administrative Agent, any Agent or any Bank), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes,






                                      (47)
         documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

                 (b) The Borrower agrees to indemnify the Administrative Agent, each Bank and each Agent and hold the Administrative Agent, each Bank and each Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, any Bank or any Agent, in connection with any investigative, administrative or judicial proceeding, whether or not the Administrative Agent, such Bank or such Agent shall be designated a party thereto but excluding income tax liabilities) which may be imposed on, incurred by, or asserted against the Administrative Agent such Bank or such Agent by any Person other than Borrower, in any way relating to or arising out of (x) any acquisition or proposed acquisition of equity securities for which the proceeds of Loans hereunder may be used or (y) a transaction which is (or may be) subject to the provisions of Section 8.05; provided that none of the Administrative Agent, any Bank or any Agent shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct or if any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements arise out of (i) any breach by the Administrative Agent, such Bank or such Agent of its obligations hereunder or (ii) any false statement made by the Administrative Agent, such Bank or such Agent in Section 9.07, in each case as determined by a court of competent jurisdiction. The Administrative Agent, each Bank and each Agent will promptly notify the Borrower of the commencement of any proceeding involving it in respect of which indemnification may be sought pursuant to this Section. The Borrower shall not be liable for the cost of any settlement entered into without its consent (which consent shall not be unreasonably withheld).

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of







                                      (48)
    set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation,
    (ii) reduce the principal of or interest on any Loan or any fees hereunder,
    (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

         SECTION 9.06.  Successors and Assigns.

                 (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks and a Bank or Agent or their respective permitted assignees or transferees may not assign or otherwise transfer any interest in or under this Agreement without the prior written consent of the Borrower or as otherwise expressly provided for by this Agreement. Any attempted assignment or transfer in violation of this Section 9.06 shall be void. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor, regardless of whether any such Note shall have been marked to make reference thereto.

                 (b) Any Bank may at any time grant to one or more banks or other Persons (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a




                                      (49)

         Participant, such Bank shall remain responsible for the performance of its obligations hereunder, the Bank shall remain the holder of the Note for all purposes, all amounts payable by the Borrower shall be determined without regard to the sale of the participation, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or
         (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Upon request by the Borrower or Administrative Agent, a Bank shall provide the Borrower and the Administrative Agent with the identities of any participants and the amounts of their participation.

                 (c) Any Bank may at any time assign to one or more banks, other financial institutions or any affiliate of the Bank (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an instrument substantially in the Form of Exhibit J executed by such Assignee and such transferor Bank, with (and subject to) the prior subscribed consent of the Borrower and the Administrative Agent, such consents not to be unreasonably withheld; provided that Borrower's consent shall not be required for an assignment or other transfer by any Bank to an affiliate of such Bank or to a Federal Reserve Bank; and provided, further, that no Bank shall assign less than a minimum of $10,000,000 (or other amounts approved by the Borrower) in principal amount of its Loans or Notes or its Commitment. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and payment of the fee, if applicable, set forth below in this subsection (c), such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment in the amount set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations







                                      (50)
         hereunder to a corresponding amount, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. The Administrative Agent and the Borrower may treat the transferor Bank as the owner of its Note for all purposes under this Agreement unless and until such Bank complies with all the requirements of this Section. Prior to the issuance of any such new Note, the Assignee to which such Note is issued shall pay to the Administrative Agent a fee of $2,000.

                 (d) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
         8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Borrower's express prior written consent as provided in Section 9.06(c) or other prior written consent or by reason of the provisions of
         Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or (ii) at a time when the circumstances giving rise to such greater payment did not exist unless such transfer is made with the Borrower's consent as provided in
         Section 9.06(c) or other prior written consent.

                 (e) The Borrower shall have the right to terminate this Agreement with respect to any Bank; provided that, simultaneously with such termination, a bank or banks (which may be one or more of the Banks) mutually satisfactory to the Borrower and the Administrative Agent purchases the Notes and assumes the Commitment of such Bank. The obligations of the Borrower to any Bank pursuant to Section 9.03 shall survive any such termination with respect to such Bank.

                 (f) Prior to any Bank, Assignee or Participant (each a "Transferor") disclosing to any Participant or Assignee or prospective Participant or Assignee (each, a "Transferee") of the Commitment or any of the Loans any and all non-public information in such Transferor's possession concerning the Borrower and any Subsidiary of the Borrower which has been delivered to such Transferor by the Borrower or another Transferor pursuant to this Agreement or which has been delivered to such Transferor by the Borrower or another Transferor in connection with such Transferor's credit evaluation of the Borrower prior to entering into this Agreement or purchasing any of the Loans, such Transferor shall obtain the subscribed consent of the Borrower and the Administrative Agent (such consent not to be unreasonably withheld) and shall comply with Section 9.07(b).




                                      (51)

         SECTION 9.07. Confidentiality. The Banks shall hold confidential all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with safe and sound banking practices and use such information only for the purpose of evaluating and monitoring the creditworthiness of the Borrower and its Subsidiaries in connection with the Bank's or Transferee's extensions of credit pursuant to this Agreement; provided that the Banks may make disclosure to any of their examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process. In addition:

                 (a) unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                 (b) prior to any disclosure of non-public information pursuant to this Section 9.07, each Bank shall require any such transferee, participant and assignee receiving a disclosure of non-public information to agree in writing to be bound by this Section 9.07; and

                 (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Bank shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

         SECTION 9.08. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.09. New York Law and Forum. THIS AGREEMENT AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE AGENTS, THE BANKS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT AT THE ADMINISTRATIVE AGENT'S OPTION IN THE JURISDICTION WHERE THE PROPERTY IS LOCATED. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY







                                      (52)

SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY LITIGATION AS SET FORTH ABOVE AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 9.10. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof signed by all of the parties hereto.


                                      (53)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       ASHLAND COAL, INC.


                                       By /s/ Marc R. Solochek
                                          --------------------
                                          Title:  Senior Vice President



                                       By /s/ Roy F. Layman
                                          -----------------
                                          Title: Administrative Vice President

                                       2205 Fifth Street Road
                                       Huntington, West Virginia  25701
                                       or
                                       P.O. Box 6300
                                       Huntington, West Virginia 65771-6300

                                       Attention:  Marc R. Solochek
                                                   Senior V.P. & C.F.O.
                                       Telephone:  (304) 526-3581
                                       Facsimile:   (304) 526-3580
                                       Telex:      (701) 931-1907
                                       ANSWERBACK: ASHLANDCOAL












                                      (54)

Commitments

[31,000,000.00]            NATIONAL WESTMINSTER BANK PLC,
                           individually, as Agent and as
                           Administrative Agent


                           By  /s/ Ian M. Plester
                               -----------------------------
                               Title:  Vice President

                           Domestic Lending Office

                           Credit Contact:
                           National Westminster Bank PLC-
                           New York Branch
                           175 Water Street
                           New York, New York  10038
                           Attention:  Ian Plester
                           Telephone:  (212) 602-4332
                           Telex:      233222 NWBK UR
                           Facsimile:  (212) 602-4402


                           Money Market and Euro-Dollar Lending Office

                           National Westminster Bank PLC-
                             Nassau Branch
                           c/o New York Branch
                           175 Water Street
                           New York, New York  10038
                           Telex:      233222 NWBK UR
                           Facsimile:  (212) 602-4118


                           Agent Services and Money
                           Market Quote Contact

                           Attention:  Agency Division:
                                       Douglas M. Burnett
                           Telephone:  (212) 602-4250
                           Facsimile:  (212) 602-4118

                           Payment Instructions
                           National Westminster Bank PLC-
                             New York Branch
                           Fed ABA: 026002749
                           A/C:     89046668
                           Ref:     Ashland Coal
                           Attn:    Douglas Burnett





                                      (55)

[31,000,000.00]            BANK OF AMERICA ILLINOIS, individually
                           and as Agent


                           By /s/ Tom Pearson
                              ----------------------------
                              Title:    Vice President

                           Domestic and Euro-Dollar Lending Office
                           Attention: Fredric W. McClendon
                           231 South LaSalle Street-3Q
                           Chicago, Illinois 60697
                           Telephone:  (312) 828-3419
                           Facsimile:  (312) 987-5891 or 5896
                           Telex:      253460
                           ANSWERBACK: CONILL BK CGO B

                           Credit Contact:
                           Tom Pearson
                           Vice President
                           231 LaSalle Street
                           Telephone:  (312) 828-3100
                           Facsimile:  (312) 987-5614

                           Operations Contact:
                           Ida Rubens, AA
                           231 LaSalle Street
                           Telephone:  (312) 828-5239
                           Facsimile:  (312) 987-5614

                           Money Market Quote Contact

                           Attention:  Michael E. Fafoutis
                           Telephone:  (312) 828-2727
                           Facsimile:  (312) 987-3753

                           Payment Instructions
                           Bank of America, Illinois
                           231 LaSalle Street-Chicago, IL
                           Fed ABA #071000039
                           A/C 6383440
                           Ashland Coal Inc.
                           Ref Ashland Coal Inc.
                           Attn: Loan Division 105 Bldg, 4th Floor








                                      (56)

[31,000,000.00]            MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK, individually
                             and as Agent

                           By /s/ James S. Finch
                              -------------------------
                              Title:  Vice President

                           Domestic Lending Office and
                           Address for Notices

                           Morgan Guaranty Trust Company
                             of New York
                           Attention:  Loan Department
                           60 Wall Street
                           New York, NY  10260-0060
                           Telephone:  (302) 634-4221
                           Facsimile:  (302) 634-4222

                           Administrative Contact:
                           Jim Finch, VP
                           60 Wall Street
                           New York, NY 10260-0060
                           Telephone:  (212) 648-7141
                           Facsimile:  (212) 648-5014
                           177615 Telex
                           MGT UT

                           Operations Contact:
                           Leslie Nilsen
                           Morgan Guaranty Trust Co.
                           J.P. Morgan Services, Inc.
                           500 Stanton-Christiana Road
                           Newark, DE 19713-9875
                           Telephone:  (302) 634-4221
                           Facsimile:  (302) 634-4222

                           Euro-Dollar Lending Office
                           Morgan Guaranty Trust Company of New York
                           c/o J. P. Morgan Services, Inc.
                           Loan Operations, 3rd Floor
                           Attention: Loan Department
                           500 Stanton Christiana Road
                           Newark, DE 19713-9875
                           Telex/Answerback: 177425/NBDELUT

                           Payment Instructions
                           Morgan Guaranty Trust Co.
                           New York, NY
                           Fed ABA 021000238     Loan Department
                           A/C 99999090     Attn: Corporate Processing
                           Ref: Ashland Coal








                                      (57)

[31,000,000.00]            THE FIRST NATIONAL BANK OF CHICAGO
                           individually and as Agent


                           By /s/ Barbara Chapman
                              ----------------------------
                              Title:  Corporate Banking Officer

                           Domestic Lending Office
                           The First National Bank of Chicago
                           One First National Plaza
                           Chicago, Illinois 60670
                           Attention:  Michele Alberico
                           Telephone:  (312) 732-2651
                           Facsimile:  (312) 732-3055
                           Telex:      433-0253
                           ANSWERBACK: FNBCUI

                           Credit Contact:
                           Amy Howatt, AVP
                           One First National Plaza
                           Chicago, IL 60670
                           Telephone:  (312)732-4305
                           Facsimile:  (312)732-3044

                           Operations Contact:
                           Bill Laird
                           One First National Plaza
                           Chicago, IL 60670
                           Telephone:  (312)732-5635
                           Facsimile:  (312)732-4840

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           The First National Bank of Chicago
                           One First National Plaza
                           Chicago, IL 60670
                           Fed ABA 071000013
                           A/C 75217653
                           DES Incoming Clearance Acct.
                           Ref:  Ashland Coal
                           Attn: Bill Laird







                                      (58)

[31,000,000.00]            PNC BANK, NATIONAL ASSOCIATION
                           individually and as Agent

                           By /s/ Dale Stein
                              ----------------------------
                              Title:  Vice President

                           Domestic and Euro-Dollar Lending Office

                           Credit Contact:
                           Dale Stein, VP
                           Two PNC Plaza, Second Floor
                           620 Liberty Avenue
                           Pittsburgh, PA 15265
                           Telephone:  (412) 762-7867
                           Facsimile:  (412) 762-2784

                           Operations Contact:
                           Tina Lanuka
                           Two PNC Plaza, Second Floor
                           620 Liberty Avenue
                           Pittsburgh, PA 15265
                           Telephone:  (412) 762-4826
                           Facsimile:  (412) 762-2784

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           PNC Bank, National Association
                           Pittsburgh, PA
                           Fed ABA 043000096
                           A/C 9724531
                           Ref:  Ashland Coal, Inc.
                           Attn: Commercial Loans Dept.









                                      (59)

[26,000,000.00]            THE BANK OF NOVA SCOTIA

                           By /s/ J. Alan Edwards
                              --------------------------
                              Title: Authorized Signatory

                           Domestic Lending Office

                           Credit Contact:
                           J. Alan Edwards/Meredith Wedeking
                           The Bank of Nova Scotia
                           One Liberty Plaza - 26th Floor
                           New York, NY 10006
                           Telephone:  (212) 225-5015/5017
                           Facsimile:  (212) 225-5090

                           Operations Contact:
                           Tilsa Cora
                           The Bank of Nova Scotia
                           One Liberty Plaza - 26th Floor
                           New York, NY 10006
                           Telephone:  (212) 225-5044
                           Facsimile:  (212) 225-5271

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           The Bank of Nova Scotia
                           New York, NY
                           Fed ABA 026002532
                           Ref:  Ashland Coal
                           Attn: Loan Accounting








                                      (60)

[26,000,000.00]             FIRST UNION NATIONAL BANK OF VIRGINIA

                            By /s/ Lawrence Levy
                               -----------------------------
                               Title:  Vice President

                            Domestic Lending Office

                            Credit Contact:
                            Lawrence Levy, VP
                            213 S. Jefferson Street
                            Roanoke, VA 24011
                            Telephone:  (703) 563-7609
                            Facsimile:  (703) 563-6320

                            Operations Contact:
                            Marlene Belcher, AVP
                            213 S. Jefferson Street
                            Roanoke, VA 24011
                            Telephone:  (703) 563-6086
                            Facsimile:  (703) 563-6302

                            Euro-Dollar Lending Office

                            Same as above

                            Payment Instructions
                            First Union National Bank of Virginia
                            213 S. Jefferson Street
                            Roanoke, VA 24011
                            Fed ABA 051400549
                            A/C 5001007285783
                            Loan Apex
                            Ref:  Ashland
                            Attn: Marlene Belcher 580-6086









                                      (61)

[26,000,000.00]            THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                           NEW YORK BRANCH

                           By /s/ Robert W. Ramage, Jr.
                              ----------------------------
                              Title:  Senior Vice President

                           Domestic and Euro-Dollar Lending Office

                           Credit Contact:
                           John Dippo/Neale Broadhead
                           245 Park Avenue, 23rd Floor
                           New York, NY 10167
                           Telephone:  (212) 309-6689/6516
                           Facsimile:  (212) 557-3581
                           175599 Telex
                           IBJBRUT

                           Operations Contact:
                           Ms. Angus Aberin
                           245 Park Avenue, 23rd Floor
                           New York, NY 10167
                           Telephone:  (212) 309-6793
                           Facsimile:  (212) 949-0134
                           175599 Telex
                           IBJBRUT

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Industrial Bank of Japan, Ltd.
                           New York, NY
                           Fed ABA 026008345
                           Ref:  Ashland Coal, Inc.
                           Attn: Credit Administration







                                      (62)

[26,000,000.00]            MELLON BANK, N.A.


                           By /s/ Andrew L. Mellgard
                              -------------------------
                              Title:  Assistant Vice President

                           Domestic and Euro-Dollar Lending Office

                           Credit Contact:
                           Attention:  Andrew L. Mellgard
                           Assistant Vice President
                           Mining Section
                           One Mellon Bank Center, 151-4401
                           Pittsburgh, PA 15258-0001
                           Telephone:  (412) 236-2781
                           Facsimile:  (412) 234-8888
                           [Telex: 199 103 or 812 367]

                           Operations Contact:
                           Attention: Sandra Castelli
                           Three Mellon Bank Center, 153-2302
                           Pittsburgh, PA 15259
                           Telephone:  (412) 234-1869
                           Facsimile:  (412) 236-2027 or 2028
                           Telex: 199 103 or 812 367
                           ANSWERBACK: MEL BNK

                           Euro-Dollar Lending Office

                           Same as above

                           Money Market Quote Contact
                           Mellon Bank
                           Two Mellon Bank Center
                           [OMBC - 400]
                           Loan Administration
                           Pittsburgh, PA 15258
                           Attention: Marilyn Wagner
                           Telephone:  (412) 234-1693
                           Facsimile:  (412) 234-7834
                           Telex:  199 103 or 812 367

                           Payment Instructions
                           Mellon Bank, N.A.
                           Pittsburgh, PA
                           Account No.: 990873800
                           Account Name: Loan Administration
                           Ref: Ashland Coal
                           ABA No.: 043000261









                                      (63)

[26,000,000.00]            THE MITSUBISHI BANK, LIMITED,
                           CHICAGO BRANCH

                           By /s/ Noboru Kobayashi
                              --------------------
                              Title:  Joint General Manager

                           Domestic Lending Office

                           Credit Contact:
                           Robert Kotler, VP
                           115 S. LaSalle Street
                           Suite 2100
                           Chicago, IL 60603
                           Telephone:  (312) 269-0447
                           Facsimile:  (312) 263-2555

                           Operations Contact:
                           Janice Hennig, AVP
                           115 S. LaSalle Street
                           Suite 2100
                           Chicago, IL 60603
                           Telephone:  (312) 269-0473
                           Facsimile:  (312) 263-2555

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           The Mitsubishi Bank Ltd Chicago Branch
                           115 S. LaSalle Street
                           Suite 2100
                           Chicago, IL 60603
                           Fed ABA 071002341
                           Attn: Loan Administration








                                      (64)

[26,000,000.00]            SHAWMUT BANK, N.A.

                           By /s/ Kerry Day
                              -------------------------------
                              Title:  Assistant Vice President

                           Domestic Lending Office

                           Credit Contact:
                           Kerry Day, AVP
                           One Federal Street Of-0324
                           Boston, MA 02211
                           Telephone:  (617) 292-3064
                           Facsimile:  (617) 292-2566

                           Operations Contact:
                           Joe DeGiacomo
                           One Federal Street Of-0324
                           Boston, MA 02211
                           Telephone:  (617) 292-2250
                           Facsimile:  (617) 292-2566

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Shawmut Bank, N.A.
                           Hartford, CT
                           Fed ABA 011900445
                           Ref: Ashland Coal
                           Attn: Comm. Loan Ops. Spec. Assets








                                      (65)

[21,000,000.00]            ABN AMRO BANK, N.V.

                           By /s/ Craig Gviane
                              -------------------------------
                              Title:  Assistant Vice President

                           Domestic Lending Office

                           Credit Contact:
                           Jim Janovsky, VP
                           One PPG P1, Suite 2950
                           Pittsburgh, PA 15222-5400
                           Telephone:  (412) 566-2269
                           Facsimile:  (412) 566-2266

                           Operations Contact:
                           Monica Meis/Michelle Guza
                           One PPG P1, Suite 2950
                           Pittsburgh, PA 15222-5400
                           Telephone:  (412) 566-0979/2267
                           Facsimile:  (412) 471-2326

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           ABN AMRO Bank, N.V.
                           New York Branch
                           Fed ABA #026009580
                           A/C 651001063441
                           ABN AMRO PITTSBURGH
                           Ref: Ashland Coal
                           Attn: M. Meis/ M. Guza









                                      (66)

[21,000,000.00]            BANK OF MONTREAL

                           By /s/ Brian Savage
                              ---------------------
                              Title:  Director

                           Domestic Lending Office

                           Credit Contact:
                           Bank of Montreal
                           Brian Savage
                           Director
                           430 Park Avenue, 14th Floor
                           New York, NY  10022
                           Telephone:  (212) 605-1420
                           Facsimile:  (212) 605-1618

                           Operations Contact:
                           Bank of Montreal
                           Dolores Rivera
                           430 Park Avenue, 16th Floor
                           New York, NY  10022
                           Telephone:  (212) 605-1471
                           Facsimile:  (212) 605-1618

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Harris Trust & Savings Bank
                           115 LaSalle Street- Chicago, IL
                           Fed ABA 071000288
                           A/C 1248566
                           Bank of Montreal
                           Ref: Ashland Coal









                                      (67)

[21,000,000.00]            CREDIT LYONNAIS, NEW YORK BRANCH

                           By /s/ Mark Campellone
                              ------------------------------
                              Title:  Vice President


                           CREDIT LYONNAIS, GRAND CAYMAN BRANCH

                           By /s/ Mark Campellone
                              ---------------------------------
                              Title:  Vice President


                           Domestic Lending Office

                           Credit Contact:
                           Alexander Averbukh
                           1301 Avenue of the Americas
                           New York, NY 10019
                           Telephone:  (212) 261-7335
                           Facsimile:  (212) 459-3179

                           Operations Contact:
                           Kevin McCarthy
                           1301 Avenue of the Americas
                           New York, NY 10019
                           Telephone:  (212) 261-7334
                           Facsimile:  (212) 459-3179

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Credit Lyonnais NY Branch
                           Fed ABA 026008073
                           A/C 0100882000100
                           Credit Lyonnais Grand Cayman
                           Ref: Ashland Coal, Loan Servicing









                                      (68)

[21,000,000.00]          DRESDNER BANK AG, NEW YORK AND GRAND
                         CAYMAN BRANCHES

                         By /s/ Deborah Slusarczyk
                            ----------------------
                            Title:  Vice President


                         By /s/ Robert Gulla
                            ----------------------
                            Title:  Vice President


                         Domestic Lending Office: New York Branch

                         Credit Contact:
                         Deborah Slusarczyk, VP
                         75 Wall Street
                         New York, NY 10005
                         Telephone:  (212) 574-0244
                         Facsimile:  (212) 574-0130

                         Operations Contact:
                         Howard Ramlal
                         75 Wall Street
                         New York, NY 10005
                         Telephone:  (212) 574-0279
                         Facsimile:  (212) 574-0130

                         Euro-Dollar Lending Office: New York
                         and/or Grand Cayman Island Branches

                         Payment Instructions
                         Chase Manhattan Bank
                         New York, NY
                         Fed ABA 021000021
                         A/C 9201059079
                         Dresdner Bank, NYB
                         For further credit to: A/C #9-95010200
                         Ref: Ashland Coal








                                      (69)

[15,000,000.00]            BARCLAYS BANK PLC

                           By /s/ Dennis Ruggles
                              ---------------------------------
                              Title:  Associate Director

                           Domestic and Euro-Dollar Lending Office
                           Attention:  Adele Savoretti
                           CSU, 222 Broadway, 12th Floor
                           Telephone:  (212) 412-4039
                           Facsimile:  (212) 412-5002
                           Telex:      12-6946

                           Credit Contact:
                           Heather Harrison
                           222 Broadway
                           New York, NY 10038
                           Telephone:  (212) 412-2981
                           Facsimile:  (212) 412-7589

                           Operations Contact:
                           Adele Savoretti
                           222 Broadway
                           New York, NY 10038
                           Telephone:  (212) 412-4039
                           Facsimile:  (212) 412-5002

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Fed ABA # 026002574
                                    Barclays Bank PLC
                           For Credit to the Clad Control A/C
                           # 050-019-104
                           Ref: Ashland Coal Inc.








                                      (70)

[15,000,000.00]            THE MITSUBISHI TRUST AND BANKING CORPORATION

                           By /s/ M. Yamagashi
                              ------------------------
                              Title:  Chief Manager

                           Domestic Lending Office

                           Credit Contact:
                           Jordan Greene, AVP
                           440 S. LaSalle, Suite 3100
                           Chicago, IL 60605
                           Telephone:  (312) 663-6005
                           Facsimile:  (312) 663-0863

                           Operations Contact:
                           David Miller
                           440 S. LaSalle, Suite 3100
                           Chicago, IL 60605
                           Telephone:  (312) 408-6023
                           Facsimile:  (312) 663-0863

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Harris Bank International
                           New York, NY 10022
                           Fed ABA 776
                           A/C 99026677
                           MTBC CHGO
                           Ref: Deere








                                      (71)

[15,000,000.00]            THE SANWA BANK, LIMITED,
                           ATLANTA AGENCY

                           By /s/ Peter J. Pawlak
                              --------------------------
                              Title: Peter J. Pawlak
                                     Vice President and Senior
                                     Manager


                           Domestic Lending Office

                           Credit Contact:
                           Peter J. Pawlak
                           Vice President and Senior Manager
                           133 Peachtree Street, Suite 4750
                           Atlanta, GA 30303
                           Telephone:  (404) 586-6888
                           Facsimile:  (404) 589-1629

                           Operations Contact:
                           Kristie Hartrampf
                           Assistant Vice President
                           133 Peachtree Street, Suite 4750
                           Atlanta, GA 30303
                           Telephone:  (404) 586-6839
                           Facsimile:  (404) 589-1629

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Sanwa Bank - NY, NY
                           Fed ABA 026009823
                           A/C 999669
                           Sanwa Atlanta
                           Ref: Ashland Coal








                                      (72)

[15,000,000.00]            SOCIETY NATIONAL BANK

                           By /s/ Wayne K. Guessford
                              ----------------------
                              Title:  Vice President

                           Domestic Lending Office

                           Credit Contact:
                           Society National Bank
                           John Scuterud
                           525 Vine Street, 6th Floor
                           Cincinnati, OH 45202
                           Telephone:  (513) 762-8210
                           Facsimile:  (513) 762-8222

                           Operations Contact:
                           Society National Bank
                           John Scuterud
                           525 Vine Street, 6th Floor
                           Cincinnati, OH 45202
                           Telephone:  (513) 762-8210
                           Facsimile:  (513) 762-8222


                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Society National Bank
                           Cleveland, OH 44114-1306
                           Fed ABA #041001039
                           A/C #(to be determined)
                           Ref: Ashland Coal










                                      (73)

[15,000,000.00]            THE SUMITOMO BANK, LIMITED
                           NEW YORK BRANCH

                           By /s/ Yoshinori Kawamura
                              ------------------------------
                              Title:  Joint General Manager

                           Domestic Lending Office

                           Credit Contact:
                           Harry Murakami
                           The Sumitomo Bank, Limited
                           New York Branch
                           277 Park Avenue
                           New York, NY 10172
                           Telephone:  (212) 224-4130
                           Facsimile:  (212) 224-5188

                           Operations Contact:
                           Jessica Farfan
                           The Sumitomo Bank, Limited
                           New York Branch
                           277 Park Avenue
                           New York, NY 10172
                           Telephone:  (212) 224-4132
                           Facsimile:  (212) 224-5197

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Morgan Guaranty Trust Company
                           Account No. 631-28256
                           ABA No. 0210-00238
                           Atten: For Further funds to Sumitomo
                           Bank, Ltd., NY Branch









                                      (74)

[15,000,000.00]            SWISS BANK CORPORATION, NEW YORK BRANCH

                           By /s/ Nancy A. Hanrahan
                              --------------------------
                              Title:  Director


                           By /s/ H. Clark Worthley
                              --------------------------
                              Title:  Associate Director

                           SWISS BANK CORPORATION, CAYMAN ISLAND BRANCH

                           By /s/ Nancy A. Hanrahan
                              --------------------------
                              Title:  Director


                           By /s/ H. Clark Worthley
                              ---------------------------
                              Title:  Associate Director


                           Domestic Lending Office

                           Credit Contact:
                           Nancy Hanrahan, Director
                           222 Broadway, 222-04-E
                           New York, NY 10038
                           Telephone:  (212) 574-4102
                           Telephone:  (212) 574-4395

                           Operations Contact:
                           Valerie Williams
                           222 Broadway, 222-02-E
                           New York, NY 10038
                           Telephone:  (212) 574-3146
                           Facsimile:  (212) 574-4176

                           Euro-Dollar Lending Office
                           Attention: Vallerie Williams
                           Swiss Bank Corporation
                           Cayman Island Branch
                           c/o 222 Broadway, 222-02-E
                           New York, NY  10038
                           Telephone:  (212) 574-3146
                           Facsimile:  (212) 574-4176

                           Payment Instructions
                           Swiss Bank Corporation
                           New York Branch
                           Fed ABA 026007993
                           Attn:     Valerie Williams
                           Ref:      Ashland Coal








                                      (75)

[15,000,000.00]            YASUDA TRUST AND BANKING CO. LTD.

                           By /s/ Neil T. Chau
                              ----------------------------
                              Title:  First Vice President

                           Domestic Lending Office

                           Credit Contact:
                           Sanjay Sinha, VP
                           285 Peachtree Center Ave.
                           N.E. Suite 2104
                           Atlanta, GA 30303
                           Telephone:  (404) 584-8230
                           Facsimile:  (404) 584-7816

                           Operations Contact:
                           Winnie Tang/Wai Wang
                           666 Fifth Avenue, Suite 801
                           New York, NY 10103
                           Telephone:  (212) 373-5760
                           Facsimile:  (212) 373-5797

                           Euro-Dollar Lending Office

                           Same as above

                           Payment Instructions
                           Chemical Bank
                           55 Water Street, NY NY
                           Fed ABA 021000128
                           A/C 400054116
                           Yasuda Trust and Banking Co. Ltd.
                           Ref:  Ashland
                           Attn: Winnie Tang











$500,000,000               Total Commitments



                                      (76)

                                   EXHIBIT A

                              REFERENCE RATE NOTE

                                                             New York, New York
$                                                                        , 1994
 ---------------------
         For value received, ASHLAND COAL, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of __________________ (the "Bank"), for the account of its Domestic Lending Office, the lesser of the principal amount of __________ dollars ($_________) or the aggregate unpaid principal amount of Reference Rate Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Reference Rate Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of National Westminster Bank PLC, 175 Water Street, New York, New York, 10038.

         All Reference Rate Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Reference Rate Notes referred to in the Amended and Restated Credit Agreement dated as of November 15, 1994 among the Borrower, the banks listed on the signature pages thereof, National Westminster Bank PLC, as Coordinating and Administrative Agent, and Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, National Association, as Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                             ASHLAND COAL, INC.


                                             By
                                               ---------------------------------
                                                   Title:


                                             By
                                               ---------------------------------
                                                   Title:



                                     (77)

                        LOANS AND PAYMENTS OF PRINCIPAL


- --------------------------------------------------------------------------------


                     Amount         Amount of
                       of           Principal         Maturity         Notation
     Date             Loan           Repaid             Date           Made By

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------










                                      (78)

                                   Exhibit B

                                  CD RATE NOTE

                                                             New York, New York
$                                                                        , 1994
 ---------------------

         For value received, ASHLAND COAL, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of __________________ (the "Bank"), for the account of its Domestic Lending Office, the lesser of the principal amount of_____________ dollars ($___________) or the aggregate unpaid principal amount of CD Rate Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such CD Rate Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of National Westminster Bank PLC, 175 Water Street, New York, New York, 10038.

         All CD Rate Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the CD Rate Notes referred to in the Amended and Restated Credit Agreement dated as of November 15, 1994 among the Borrower, the banks listed on the signature pages thereof, National Westminster Bank PLC, as Coordinating and Administrative Agent, and Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, National Association, as Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                           ASHLAND COAL, INC.



                                           By
                                             ----------------------------------
                                             Title:

                                           By
                                             ----------------------------------
                                             Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


- -------------------------------------------------------------------------------

                  Amount          Amount of
                    of            Principal         Maturity         Notation
   Date            Loan            Repaid             Date           Made By

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                   Exhibit C

                                EURO-DOLLAR NOTE

                                                             New York, New York
$                                                                        , 1994
 -----------------

         For value received, ASHLAND COAL, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________ (the "Bank"), for the account of its Euro-Dollar Lending Office, the lesser of the principal amount of ________________ dollars ($___________) or the aggregate unpaid principal amount of Euro-Dollar Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Euro-Dollar Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of National Westminster Bank PLC, 175 Water Street, New York, New York, 10038.

         All Euro-Dollar Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Euro-Dollar Notes referred to in the Amended and Restated Credit Agreement dated as of November 15, 1994 among the Borrower, the banks listed on the signature pages thereof, National Westminster Bank PLC, as Coordinating and Administrative Agent, and Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, National Association, as Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                            ASHLAND COAL, INC.


                                            By
                                              ---------------------------------
                                              Title:


                                            By
                                              ---------------------------------
                                              Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


- -------------------------------------------------------------------------------


                      Amount          Amount of
                        of            Principal         Maturity       Notation
      Date             Loan            Repaid             Date          Made By

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                   Exhibit D

                               MONEY MARKET NOTE


                                                             New York, New York
$                                                                        , 1994
  -------------------

         For value received, ASHLAND COAL, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________ (the "Bank"), for the account of its Money Market Lending Office, the aggregate unpaid principal amount of Money Market Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Money Market Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of National Westminster Bank PLC, 175 Water Street, New York, New York, 10038.

         All Money Market Loans made by the Bank, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Money Market Notes referred to in the Amended and Restated Credit Agreement dated as of November 15, 1994 among the Borrower, the banks listed on the signature pages thereof, National Westminster Bank PLC, as Coordinating and Administrative Agent, and Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, NATIONAL ASSOCIATION, as Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                          ASHLAND COAL, INC.


                                          By
                                            -----------------------------------
                                            Title:


                                          By
                                            -----------------------------------
                                            Title

                        LOANS AND PAYMENTS OF PRINCIPAL


- -------------------------------------------------------------------------------



                      Amount          Amount of
                        of            Principal         Maturity       Notation
      Date             Loan            Repaid             Date          Made By
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                   Exhibit E

                       Form of Money Market Quote Request

                                     [Date]

To:            National Westminster Bank PLC (the "Administrative Agent")

From:          Ashland Coal, Inc.

Re: Amended and Restated Credit Agreement, dated as of November 15, 1994 (the "Credit Agreement"), among the Borrower, the Banks listed in the signature pages thereof, the Administrative Agent and the Agents.

               We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes at either an absolute rate or a margin over London Interbank Offered Rate for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   ----------------

Principal                          Interest
Amount(1)                          Period(2)                        Rate(3)
- ---------                          ---------                        -------
$



        Such Money Market Quotes should offer a Money Market

Rate.

        Terms used herein have the meanings assigned to them in the Credit Agreement.

                                                   ASHLAND COAL, INC.


                                                   By
                                                     --------------------------
                                                     Title:


- ------------------------

(1) Aggregate amount must be a minimum of $10,000,000 or an integral multiple of $1,000,000 over such amount.

(2) Not less than 7 days nor more than 183 days, subject to the provisions of the definition of Interest Period.

(3) Specify either absolute rate or a margin over London Interbank Offered Rate for any given Interest Period.

                                   Exhibit F


                   Form of Invitation for Money Market Quotes


To:            [Name of Bank]

Re:            Invitation for Money Market Quotes to Ashland Coal, Inc. (the
               "Borrower")

               Pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of November 15, 1994 among the Borrower, the Banks parties thereto, National Westminster Bank PLC, as Coordinating and Administrative Agent, and Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, National Association, as Agents, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   ------------------------

Principal Amount(1)    Interest Period(2)
- -------------------    ------------------

$

               Such Money Market Quotes should offer a Money Market Rate.

               Please respond to this invitation by replying to National Westminster Bank PLC, as Administrative Agent, 175 Water Street, New York, New York, 10038, Attention: ______________________________ by no later than
10:00 A.M. (New York) on [date].

                                                   NATIONAL WESTMINSTER BANK PLC
                                                      as Administrative Agent


                                                   By
                                                     ---------------------------
                                                     Authorized Officer



- -------------------------------

(1) Aggregate amount of each quote must be a minimum of $5,000,000 or an integral multiple of $1,000,000 over such amount.

(2) Not less than 7 days nor more than 183 days, subject to the provisions of the definition of Interest Period.

                                   Exhibit G

                           Form of Money Market Quote

National Westminster Bank PLC, as Administrative Agent,
175 Water Street
New York, New York, 10038

Attention:

Re:      Money Market Quote to Ashland Coal, Inc. (the "Borrower")

         In response to the invitation of National Westminster Bank PLC, as Coordinating and Administrative Agent (the "Administrative Agent"), on behalf of the Borrower dated ________________, _____________ we hereby make the following Money Market Quote on the following terms:

1.       Quoting Bank:  ___________________________________

2.       Person to contact at Quoting Bank:

         ____________________________

3.       Date of Borrowing:  _________________________(1)

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

         Principal                         Interest               Money Market
         Amount(2)                         Period(3)              [Rate](4)
         ---------                         ---------              ------------

         $

         $





- -----------------------------------------

(1)     As specified in the related Invitation.

(2) Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend.
        Bids must be made for $5,000,000 or an integral multiple of $1,000,000 over that amount.

(3) Not less than 7 days nor more than 183 days, as specified in the related Invitation. No more than three bids are permitted for each Interest Period.

(4) Specify Rate of interest per annum (rounded to the nearest 1/100th of 1%).

         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.](5)

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of November 15, 1994 among the Borrower, the Banks listed on the signature pages thereof, National Westminster Bank PLC, as Coordinating and Administrative Agent and Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, National Association, as Agents, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                                   Very truly yours,

                                                   [NAME OF BANK]



Dated:                                              By:
      --------------------                             ------------------------
                                                       Authorized Officer




- --------------------------

(5)        See footnote 2 above.

                                  EXHIBIT H(1)

                                   OPINION OF
                      CHIEF LEGAL OFFICER OF THE BORROWER


                 [TO BE DATED THE DATE OF THE FIRST BORROWING]


To the Banks, the Agents and
  the Administrative Agent party to the
  Credit Agreement Referred to Below
c/o National Westminster Bank PLC
175 Water Street
New York, New York  10038

Ladies and Gentlemen:

         I am the Administrative Vice President - Law and Human Resources of Ashland Coal, Inc., a Delaware corporation (the "Borrower") and party to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 15, 1994 among the Borrower, the banks listed on the signature pages thereof, National Westminster Bank PLC, as Coordinating and Administrative Agent, and Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, National Association, as Agents. Terms defined in the Credit Agreement are used herein as therein defined.

         For purposes of the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, (iii) the legal capacity of natural persons, and (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof (other than the authorization, execution and delivery of documents by the Borrower).

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion and, as to certain factual matters, I have relied upon certificates of Delaware authorities.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         3. Except as has been disclosed to the Banks in writing, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, the probable outcome of which could materially adversely affect the business, consolidated financial position, properties or operations of the Borrower and its Subsidiaries taken as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes.

         4. Except as has been disclosed to the Banks in writing, neither the Borrower nor any Subsidiary is in violation of any environmental law or regulation of any Federal, state or local governmental authority or has incurred or reasonably expects to incur any liability to reimburse or to pay any penalty to any Federal, state or local governmental authority for the costs of any environmental clean-up, which liability, if incurred, would have a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

         I am a member of the Bars of the State of West Virginia and the Commonwealth of Kentucky only, and I do not purport to be an expert in the laws of the State of Delaware and I have made no independent investigation of Delaware law generally. In rendering the opinions given above, my opinion has been limited to such matters as involve the States of West Virginia and Kentucky, the Federal laws of the United States, and the General Corporation Law of the State of Delaware.

         The opinions rendered above are as of the date of this opinion letter and I do not undertake to advise you of any changes in the opinions expressed herein after the date hereof.

                                                            Very truly yours,


                                                            Roy F. Layman

                                  EXHIBIT H(2)

                                   OPINION OF
                        SPECIAL COUNSEL FOR THE BORROWER


                 [TO BE DATED THE DATE OF THE FIRST BORROWING]

To the Banks, the Agents and
  the Administrative Agent party to the
  Credit Agreement Referred to Below
c/o National Westminster Bank PLC
175 Water Street
New York, New York  10038

Ladies and Gentlemen:

         Assuming the Amended and Restated Credit Agreement (the "Credit Agreement") has been duly authorized, executed and delivered by each Bank and the Coordinating and Administrative Agent, the Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium and other similar laws from time to time in effect and except that (A) rights of acceleration and the availability of equitable remedies, including the remedy of specific performance may be limited by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether enforceability is considered in a proceeding in equity or at law and (B) we express no opinion as to the last sentence of Section 9.04 of the Agreement to the extent it provides for a right of set-off in respect of participating interests purchased pursuant to Section 9.06 of the Credit Agreement and (C) we express no opinion as to the effect of the law of any jurisdiction (other than the State of New York), wherein the Borrower or any Bank, including any lending office thereof, may be located which limits rates of interest which may be charged or collected by such Bank. Insofar as any provision contained in the Credit Agreement provides for indemnification, the enforceability thereof may be limited by public policy considerations.

     We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                                                          Yours very truly,

                                   Exhibit I

                                   OPINION OF
                     MAYER, BROWN & PLATT, SPECIAL COUNSEL
                          FOR THE ADMINISTRATIVE AGENT


                                                   [Dated as provided in
                                                    Section 3.02 of the
                                                    Amended and Restated
                                                    Credit Agreement]


To the Banks, the Agents and
  the Administrative Agent party to the
  Credit Agreement Referred to Below
National Westminster Bank PLC
175 Water Street
New York, New York  10038

Ladies and Gentlemen:

         This opinion is being delivered to you pursuant to Section 3.02(c), of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of November 15, 1994 among Ashland Coal, Inc., a Delaware corporation, the banks listed on the signature pages thereof, National Westminster Bank PLC, as Coordinating and Administrative Agent, Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, The First National Bank of Chicago and PNC Bank, National Association, as Agents, and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Section 3.02(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have acted as special counsel to Administrative Agent in connection with the preparation, execution, and delivery of the Credit Agreement and have participated in the closing held on the date hereof.

         In so acting, we have examined counterparts of the Credit Agreement executed on behalf of the Company, and the following documents, each of which is dated, or dated as of, the date hereof:

         a. The Notes, executed on behalf of the Company and payable to the order of the respective Lenders,

         b.  The Opinions of____________________ General Counsel and

____________________ Special Counsel of the Borrower delivered pursuant to
Section 3.02 of the Credit Agreement.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all such documents submitted to us as copies, and the due authority of the persons executing or delivering the same. We have made no independent examination of the records of the Borrower or any of its Subsidiaries, any Bank, any Agent, or the Administrative Agent. As to matters of law covered by the opinion of counsel, referred to in Paragraph (d), we have relied solely, without independent verification or investigation as to any of the matters referred to therein, on such opinions.

         Upon the basis of the foregoing and subject to the qualifications set forth below, we are of the opinion that, under the laws of the State of New
York:

         c. the Credit Agreement constitutes the valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms; and

         d. the documents referred to in Paragraphs (a) through (c) above are substantially responsive to the requirements of the Credit Agreement.

         Our opinion is subject to the following qualifications:

         e. We express no opinion as to (i) the Borrower's agreement in the Credit Agreement to pay interest on overdue interest, (ii) the effect of the law of any jurisdiction other than the State of New York wherein any Bank or any Bank's Lending Office for its Loans or any successor Lending Office of any Bank may be located, or wherein enforcement of the Credit Agreement or the Notes may be sought which limits the rates of interest legally chargeable or collectible, or (iii) The Borrower's agreement in the Credit Agreement and other documents to indemnify you against costs or expenses or liability arising out of or related to the entering into, performance or enforcement of the transaction contemplated by the Credit Agreement.

         f. Our opinion in Paragraph (c) above is subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such principles applied by a court might include concepts of materiality, reasonableness, good faith, and fair dealing, and might be applied, among other situations, to the provisions of the Credit Agreement purporting to authorize conclusive determinations by the Administrative Agent or any Bank.

         We are members of the Bar of the State of New York and do not purport to be experts on, or to express any opinions herein concerning, any law other than the laws of the State of New York and the Federal law of the United States of America.

         This opinion is furnished by us as special counsel to the Administrative Agent in connection with the Credit Agreement and the transactions contemplated thereby, and is solely for the benefit of the Administrative Agent, the Agents, and the Banks and may not be relied upon by any other person or for any other purpose.

                                                   Very truly yours,

                                  SCHEDULE K

                              DISCLOSURE SCHEDULE

ITEM 1.        Left intentionally blank


ITEM 2.        Existing Subsidiaries.

                            State of            Ownership            Business
               Name       Incorporation            %               Description
               ----       -------------         ---------          -----------

                               See Attached List

ITEM 3.        Litigation.
                                      None

ITEM 4.        Ongoing Indebtedness.

               Creditor                           Outstanding Principal Amount

                               See Attached List

ITEM 5.        Left intentionally blank


ITEM 6.        Employee Benefit Plans.

               None

ITEM 7.        Environmental Matters.

                      Current Liability            Anticipated Liability
                      -----------------            ---------------------
                     Site            Amount($)     Site           Amount($)
                     ----            ---------     ----           ---------

                    None               None       None              None

                                  SCHEDULE K
                        Item 2.  Existing Subsidiaries



                                         State of
          Name                         Incorporation           Ownership %
          ----                         -------------      --------------------
A.B.&H. Processing, Inc.                  Kentucky                 100%

Allegheny Land Company                    Delaware                 100%

Allegheny Land Company No. 2              Delaware                 100%

Ashland Coal International, Ltd.*         Barbados                 100%

Ashland Coal Sales (Ohio), Inc.**         Delaware

Ashland Terminal, Inc.                    Delaware                 100%

Coal-Mac, Inc.                            Kentucky                 100%

Mingo Logan Coal Company                  Delaware                 100%

Mountain Gem Land, Inc.                West Virginia               100%

Mountain Gem Land No. 2, Inc.          West Virginia               100%

Mountain Mining, Inc.                     Delaware                 100%

Mountaineer Land Company                  Delaware                 100%

Mountaineer Land Company No. 2            Delaware                 100%

P.C. Holding, Inc.                        Delaware                 100%

Saarcar Coal, Inc.                        Kentucky                 100%

Tri-State Terminals, Inc.                 Delaware                 100%

Tri-State Testing Co., Inc.               Delaware                 100%

Bebe Coal Corporation                     Kentucky           100% by Coal-Mac,
                                                                     Inc.

Filbeth Enterprises, Inc.              West Virginia         100% by Mountain
                                                               Mining, Inc.

Hobet Mining, Inc.                     West Virginia         100% by Mountain
                                                               Mining, Inc.

Drennen Tipple Corporation                Delaware           100% by Mountain
                                                               Mining, Inc.

Servco, Inc.                           West Virginia         100% by Mountain
                                                               Mining, Inc.

Julian Tipple, Inc.                       Delaware           100% by Mountain
                                                               Mining, Inc.

Dal-Tex Coal Corporation                  Delaware           100% by Hobet
                                                               Mining, Inc.

Sharples Coal Corporation              West Virginia         100% by Dal-Tex
                                                             Coal Corporation

Old Hickory Company                    West Virginia         100% by Dal-Tex
                                                             Coal Corporation








          Name                          Business Description
          ----                          --------------------
A.B.&H. Processing, Inc.                Brokerage Company

Allegheny Land Company                  West Virginia land holding company

Allegheny Land Company No. 2            West Virginia land holding company

Ashland Coal International, Ltd.*       Foreign Sales Corporation

Ashland Coal Sales (Ohio), Inc.**       Ohio coal brokerage company

Ashland Terminal, Inc.                  Partner in DIA

Coal-Mac, Inc.                          Kentucky operating company

Mingo Logan Coal Company                West Virginia operating company

Mountain Gem Land, Inc.                 West Virginia land holding company

Mountain Gem Land No. 2, Inc.           West Virginia land holding company

Mountain Mining, Inc.                   First tier holding company

Mountaineer Land Company                Kentucky land holding company

Mountaineer Land Company No. 2          Kentucky land holding company

P.C. Holding, Inc.                      Land and mine investment company

Saarcar Coal, Inc.                      Kentucky operating company

Tri-State Terminals, Inc.               River processing company

Tri-State Testing Co., Inc.             Coal analysis company

Bebe Coal Corporation                   Kentucky operating company


Filbeth Enterprises, Inc.               Services company


Hobet Mining, Inc.                      West Virginia operating company


Drennen Tipple Corporation              Rail processing company


Servco, Inc.                            West Virginia land holding company


Julian Tipple, Inc.                     Rail processing company


Dal-Tex Coal Corporation                West Virginia operating company


Sharples Coal Corporation               West Virginia operating company


Old Hickory Company                     West Virginia operating company



* Incorporated in 1994 after the disolution of Prince Carsaar Coal Sales, Ltd., a Virgin Islands Corporation, in December 1993. Ashland Coal International, Ltd. is a foreign sales corporation, as was Prince Carsaar.

** On October 1, 1994, Ashland Coal International, Ltd., a Delaware corporation, and the owner of 100% of the outstanding stock of Ashland Coal Sales (Ohio), Inc., was merged into Ashland Coal, Inc., making Ashland Coal Sales (Ohio), Inc. a first tier subsidiary of Ashland Coal, Inc.

                                                          SCHEDULE K
                                                          ITEM 4





                      ASHLAND COAL, INC. AND SUBSIDIARIES
                                 LONG TERM DEBT
                   ==========================================

                                                    --------  AS OF NOVEMBER  15, 1994  --------
FIXED RATE DEBT                                 Current              Long-Term
===============                                 Portion              Portion             TOTAL              REFERENCE
                                                -------              ---------           -----              ---------
$100MM SENIOR NOTES                                  $0             $100,000,000       $100,000,000           A


$22.1MM SENIOR NOTES,  SERIES A                      $0             $22,100,000        $22,100,000            A
$52.9MM SENIOR NOTES,  SERIES B                      $0             $52,900,000        $52,900,000            A



Shirley P. Cline (Mt. Gem)                       $5,000                      $0             $5,000            B

Helen & Dennis Mounts (Mt Gem)                   $5,000                      $0             $5,000            B

Twin Star Mining (MG)                          $126,320                      $0           $126,320            B


SUBTOTAL/FIXED RATE DEBT                       $136,320            $175,000,000       $175,136,320
                                               --------            ------------       -------------
FLOATING RATE DEBT
===================
    $180.0MM REVOLVING CREDIT FACILITY
    -MONEY MARKET BORROWINGS                         $0                      $0                 $0            A
    -REFERENCE RATE BORROWINGS                       $0                      $0                 $0            A
    -EURO RATE BORROWINGS                            $0                      $0                 $0            A

    UNCOMMITTED BANK LINE BORROWINGS        $45,000,000             $43,405,700        $88,405,700            A

    SUBTOTAL/FLOATING RATE  DEBT            $45,000,000             $43,405,700        $88,405,700
                                            -----------             -----------        -----------

    TOTAL LONG TERM DEBT                    $45,136,320            $218,405,700       $263,542,020
                                            ===========            ============       ============

           REF #A   ONGOING INDEBTEDNESS OF ASHLAND COAL, INC. (ACI)
             REF #B   ONGOING INDEBTEDNESS OF SUBSIDIARIES OF ACI


                                       3